Exhibit 99.1

NANO Nuclear Reports Q2 FY 2026 Financial Results and Provides Business Update

Management to hold webcast today at 5:00 pm Eastern

New York, N.Y., May 14, 2026 — NANO Nuclear Energy Inc. (NASDAQ: NNE) (“NANO Nuclear” or “the Company”), a leading advanced nuclear micro modular reactor and technology company focused on developing clean energy solutions, today reported its second quarter Fiscal Year 2026 financial results and provided a business update.

Figure 1- NANO Nuclear Energy Reports Q2 FY 2026 Financial Results and Provides Business Update

During its second fiscal quarter ended March 31, 2026 and subsequently, NANO Nuclear made tangible progress as a leading North-American microreactor developer. Key achievements included:

●	Further advancement of the KRONOS MMRTM system through a formal submission of a Construction Permit Application (or CPA) to the U.S. NRC under Part 50 by the University of Illinois (U. of I.) for our KRONOS MMR™ system deployment on the U. of I.’s campus.

●	Growing interest from credible strategic partners exploring KRONOS MMRTM system deployment opportunities, highlighted by MOU’s with Supermicro, EHC Investment and DS Dansuk.

●	Growing pipeline of commercial opportunities with AI data center, industrial and military customers and completion of feasibility study with BaRupOn evaluating 1 GW of power with the KRONOS MMRTM system, recommending a staged deployment to reach BaRupOn’s desired 1 gigawatt power needs over time.

●	Advancement of commercial vertical integration efforts to address key nuclear fuel supply chain bottlenecks through ongoing evaluation of M&A and partnership opportunities.

●	Advancing discussions with supply chain partners for key long lead items, components and fuel supply.

●	Robust quarter end cash, cash equivalents and short-term investment balance of approximately $569 million dollars, alongside an effective $900 million dollar shelf registration statement, including $400 million dollar At-The-Market offering, positioning NANO Nuclear with substantial liquidity and financial flexibility.

“NANO Nuclear remains well-positioned as a leading microreactor developer, and we’re delivering against the key strategic milestones we’ve outlined over the past several quarters. The foundation of our company is supported by the KRONOS MMRTM system, a high-TRL, high-temperature gas-cooled reactor design backed by nearly a decade of investment and development, and decades of high-temperature gas-cooled reactor operating history. These advantages position us with a high degree of design maturity, underpinning our ability to progress toward construction and commercialization. Our strong technical foundation was further validated by the submission of a Construction Permit Application to the U.S. NRC by the University of Illinois for our KRONOS MMR™ deployment on the university’s campus, making NANO Nuclear the first commercially-ready microreactor developer to reach this critical stage. We pair this strong foundation with a focus on vertical integration across critical aspects of the nuclear fuel cycle, which we expect to provide an advantage versus our competitors, positioning us to accelerate reactor deployment, enhance the long-term economics of our reactors, and benefit as a key supplier to the industry,” said Jay Yu, Founder and Chairman of NANO Nuclear.

“We’ve recently outlined four potential catalysts offering the opportunity to create shareholder value: regulatory advancement, commercial progress, expanding our vertical integration across the nuclear fuel supply chain, and strategic partnerships—and we made strong progress in each area during our second quarter. As we look ahead, we expect further progress in each of these areas to unlock additional shareholder value while strengthening our competitive position.”

Financial Results for six Months Ended March 31, 2026

Cash and Cash Equivalents

●	NANO Nuclear had cash, cash equivalents, and short-term investments totaled $568.7 million as of March 31, 2026, a slight decline from the prior quarter ended December 31, 2025, as we continue to fund the development of the KRONOS MMRTM system.

Operating Activities

●	$9.3 million used in operating activities during the six months ended March 31, 2026, a $3.6 million increase from the prior year comparable period, primarily reflecting an increase in personnel fees, excluding equity-based compensation, and an increase in professional fees to support advancement of the KRONOS MMRTM system and additional strategic growth opportunities, partially offset by a significant increase in interest income.

Investing Activities

●	$380.5 million used in investing activities during the six months ended March 31, 2026, an increase of $367.8 million, primarily driven by an approximate $370.7 million dollar increase in short-term investments to earn a higher yield on our cash balance.

Financing Activities

●	$384.2 million in net cash provided by financing activities during the six months ended March 31, 2026, primarily due to an increase in proceeds from common stock issuances from a $400 million October 2025 private placement with prominent institutional investors.

Q2 2026 Key Highlights and Recent Developments

KRONOS MMR™ To Begin Formal NRC Licensing Process Upon Acceptance of CPA Submission

●	Submission of a CPA to the U.S. NRC under Part 50 by the U. of I. for a full-scale KRONOS MMR™ system prototype deployment at the university.

○	Expect an approximate 12-month NRC review period once the application is formally accepted, positioning the Company to initiate construction activities in mid-late 2027.

●	Advancing discussions with numerous supply chain partners for key components, long lead items, and fuel supply.

○	Progress during the quarter with two component vendors advancing key aspects of design.

Growing Pipeline of Commercial Opportunities & Several Strategic Engagements

●	Completed Feasibility Study agreement with BaRupOn to evaluate 1 GW of power provided by our KRONOS MMR™ system for BaRupOn’s AI Data Center and Manufacturing Campus in Texas.

○	Study recommends a staged deployment to reach BaRupOn’s desired 1 gigawatt power needs over time and the companies are jointly advancing the project toward initiation of licensing process.

●	Growing pipeline of opportunities with AI data center, industrial and military customers demonstrating strong interest in the value proposition of the KRONOS MMR™ system.

●	Growing interest from reputable potential strategic partners offering the potential to accelerate and de-risk large-scale deployment of our reactors.

○	Signed MOU with Supermicro to explore strategic collaboration opportunities focused on supporting future KRONOS MMRTM system deployments for AI and high-performance computing infrastructure.

○	Signed MOU with EHC Investment to explore a joint venture focused on deployment of our KRONOS MMRTM system in the Gulf region.

○	Signed MOU with DS Dansuk to explore localization, manufacturing, and deployment of our KRONOS MMRTM system in South Korea and broader Asia region.

Progress Toward Enhancing Vertical Integration Across Key Aspects of Nuclear Fuel Supply Chain

●	Continuing advancement of commercial vertical integration efforts to address key bottlenecks within the nuclear fuel supply chain by advancing partnership and M&A opportunities focused on fuel supply chain facilities, in addition to fuel and waste transportation.

Well-Positioned to Execute Strategy with Robust Liquidity and Additional Access to Capital

●	Robust liquidity of $569 million, including cash, cash equivalents, and short-term investments, positioning NANO Nuclear well to support the development and advancement of our full-scale U of I prototype through construction and commissioning.

●	$900 million shelf registration declared effective by SEC, including $400 million ATM providing additional financial flexibility to access capital markets opportunistically in the future.

●	Continuing to evaluate non-dilutive funding opportunities to reduce capital cost of first-of-a-kind (FOAK) full-scale prototypes.

“The significant progress achieved across regulatory, engineering, and supply chain initiatives during the quarter further strengthens NANO Nuclear’s competitive position and reflects the continued advancement of the KRONOS MMR™ system,” said James Walker, Chief Executive Officer of NANO Nuclear. “The formal submission of the Construction Permit Application to the U.S. NRC for our first full-scale KRONOS MMRTM system prototype on the campus of the U. of I. marked a major milestone as the program advances from engineering into construction readiness. This achievement reflects the maturity of the KRONOS MMRTM system design, sets the stage for initial construction activities to begin in mid to late 2027, and positions NANO Nuclear as a leading microreactor developer.”

“At the same time, we’re advancing discussions with potential supply chain and manufacturing partners, including procurement planning for long-lead items and advancement of key design activities to support our development and deployment timelines,” continued Mr. Walker. “Our growing pipeline of commercial and strategic opportunities continues to validate KRONOS’ compelling value proposition, differentiated deployment model, and NANO Nuclear’s long-term competitive positioning, including recently announced MOUs with credible potential strategic partners, including EHC Investment, Supermicro, and DS Dansuk. We expect KRONOS’ safety profile to enable a favorable footprint, co-location and the ability to provide reliable off-grid or behind the meter power. We believe each of these attributes will become increasingly valuable in the coming years as electricity demand tied to AI data centers, electrification, and industrial reshoring expands faster than new generation and transmission can be delivered, creating rising concerns around power availability, grid expansion, and energy affordability. Combined with its modular architecture, use of commercially available components, and compatibility with factory fabrication and standardized production, we believe KRONOS is well positioned to support scalable deployment and meaningful economies of scale over time.”

NANO Nuclear management will hold a webcast today at 5:00 pm Eastern to discuss the Company’s results and future plans.

Event:	NANO Nuclear Energy Inc. Q2 FY 2026 Business Update Webcast
Date:	Thursday, May 14, 2026
Time:	5:00 p.m. ET
Live Call:	1-877-269-7756 (U.S. Toll Free) or 1-201-689-7817 (International)
Webcast:	https://ir.nanonuclearenergy.com/news-events/events

A replay of the webcast will be made available on NANO Nuclear’s website beginning shortly after the call this evening.

About NANO Nuclear Energy, Inc.

NANO Nuclear Energy Inc. (NASDAQ: NNE) is a North American advanced technology-driven nuclear energy company seeking to become a commercially focused, diversified, and vertically integrated company across five business lines: (i) cutting edge portable and other microreactor technologies, (ii) nuclear fuel fabrication, (iii) nuclear fuel transportation, (iv) nuclear applications for space and (v) nuclear industry consulting services. NANO Nuclear believes it is the first portable nuclear microreactor company to be listed publicly in the U.S.

Led by a world-class nuclear engineering team, NANO Nuclear’s reactor products in development include patented KRONOS MMR™ Energy System, a stationary high-temperature gas-cooled reactor that is in construction permit pre-application engagement U.S. Nuclear Regulatory Commission (NRC) in collaboration with University of Illinois Urbana-Champaign, “ZEUS”, a portable solid core battery reactor, and the space focused, portable LOKI MMR™, each representing advanced developments in clean energy solutions that are portable, on-demand capable, advanced nuclear microreactors.

Advanced Fuel Transportation Inc. (AFT), a NANO Nuclear subsidiary, is led by former executives from the largest transportation company in the world aiming to build a North American transportation company that will provide commercial quantities of HALEU fuel to small modular reactors, microreactor companies, national laboratories, military, and DOE programs. Through NANO Nuclear, AFT is the exclusive licensee of a patented high-capacity HALEU fuel transportation basket developed by three major U.S. national nuclear laboratories and funded by the Department of Energy. Assuming development and commercialization, AFT is expected to form part of the only vertically integrated nuclear fuel business of its kind in North America.

HALEU Energy Fuel Inc. (HEF), a NANO Nuclear subsidiary, is focusing on the future development of a domestic source for a High-Assay, Low-Enriched Uranium (HALEU) fuel fabrication pipeline for NANO Nuclear’s own microreactors as well as the broader advanced nuclear reactor industry.

NANO Nuclear Space Inc. (NNS), a NANO Nuclear subsidiary, is exploring the potential commercial applications of NANO Nuclear’s developing micronuclear reactor technology in space. NNS is focusing on applications such as the LOKI MMR™ system and other power systems for extraterrestrial projects and human sustaining environments, and potentially propulsion technology for long haul space missions. NNS’ initial focus will be on cis-lunar applications, referring to uses in the space region extending from Earth to the area surrounding the Moon’s surface.

For more corporate information please visit: https://NanoNuclearEnergy.com/

For further NANO Nuclear information, please contact:

Email: IR@NANONuclearEnergy.com
Business Tel: (212) 634-9206

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Cautionary Note Regarding Forward Looking Statements

This news release, the webcast described herein and statements of NANO Nuclear’s management in connection with this news release contain or may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements mean statements related to future events, which may impact our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “explore,” “plans”, “aim,” “goal,” “believes”, “potential”, “will”, “should”, “could”, “would” or “may” or derivations of these words and other words of similar meaning. In this press release, forward-looking statements include those regarding the Company’s development, regulatory and commercial plans. These and other forward-looking statements are based on information available to us as of the date of this news release and represent management’s current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve significant known and unknown risks, uncertainties and other factors, which may be beyond our control. For NANO Nuclear, particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include but are not limited to the following: (i) risks related to our U.S. Department of Energy (“DOE”), U.S. Nuclear Regulatory Commission (“NRC”), Canadian Nuclear Safety Commission (“CNSC”) or related state or other U.S. or non-U.S nuclear licensing submissions, (ii) risks related the development of new or advanced technology and the acquisition of complementary technology or businesses, including difficulties with design and testing, cost overruns, regulatory delays, integration issues and the development of competitive technology, (iii) our ability to obtain contracts and funding to be able to continue operations, (iv) risks related to uncertainty regarding our ability to technologically develop and commercially deploy a competitive advanced nuclear reactor or other technology in the timelines we anticipate, if ever, (v) risks related to the impact of U.S. and non-U.S. government regulation, policies and licensing requirements, including by the DOE, and the NRC, including those associated with the recently enacted ADVANCE Act and the May 23, 2025 Executive Orders seeking to streamline nuclear regulation, and (vi) similar risks and uncertainties associated with the operating a developing business a highly regulated, competitive and rapidly evolving industry, including that our plans may change and we may use our cash on hand faster or in different ways than anticipated as our business requires. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. These factors may not constitute all factors that could cause actual results to differ from those discussed in any forward-looking statement, and NANO Nuclear therefore encourages investors to review other factors that may affect future results in its filings with the SEC, which are available for review at www.sec.gov and at https://ir.nanonuclearenergy.com/financial-information/sec-filings. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this news release, except as required by law.